FOR IMMEDIATE RELEASE

Company Contact:	Deborah Abraham Director, Investor Relations 212-287-8289

WARNACO ANNOUNCES RESIGNATION OF TOM WYATT

NEW YORK — May 24, 2004 — The Warnaco Group, Inc. (NASDAQ:WRNC) today announced the resignation of Tom Wyatt. Wyatt is leaving the Company for personal reasons. The Company has a search underway for his successor, and Wyatt will continue to advise Warnaco in a consulting capacity. Wyatt has served as President of Warnaco’s Intimate Apparel Group since May 2002.

Joe Gromek, Warnaco’s President and Chief Executive Officer, said, ” We thank Tom for his many contributions to Warnaco and we wish him all the best in his future endeavors.”

About the Warnaco Group, Inc.

The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men’s and women’s sportswear and accessories under such owned and licensed brands as Warner’s®, Olga®, Lejaby®, Body Nancy Ganz™, Speedo®, Anne Cole Collection®, Cole of California® and Catalina® as well as Chaps® sportswear and denim, JLO by Jennifer Lopez® lingerie, Nautica® swimwear and Calvin Klein® men’s and women’s underwear, men’s accessories, men’s, women’s, junior women’s and children’s jeans and women’s and juniors swimwear.

Additional Contacts:	Media:	Doug Morris Gavin Anderson & Co. 212-515-1964

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